                               UNILAB CORPORATION

               Amended & Restated 2000 Executive Stock Option Plan


                  1. Purpose. The purpose of this Amended and Restated 2000 Executive Stock Option Plan (the "Plan") is to advance the interests of UNILAB CORPORATION, a Delaware corporation (the "Company"), by affording certain officers, directors, consultants and key employees of the Company and its subsidiar ies an ownership interest in the Company and thus to stimulate in such persons increased personal interest in the success and future growth of the Company.

                  2.       Definitions.

                  "Acquiring Person" shall mean, with reference to the transactions referred to in Section 12(a), (i) the continuing or surviving entity of a consolidation or merger with the Company in connection with which the Common Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property, (ii) the transferee of all or substantially all of the assets of the Company, (iii) the parent entity of any corporation consolidating with or merging into the Company in a consolidation or merger in connection with which the Com mon Stock is changed into or exchanged for stock or other securities of any other Person or cash or any other property if the Company becomes a subsidiary of such entity and the parent entity of any entity acquiring all or substantially all of the assets of the Company, or (iv) in the case of a capital reorganization or reclassification or in any case in which the Company is a surviving corporation in a merger not described in clause
(i) or (iii) above, the Company.

                  "Affiliate" shall mean, with respect to a specified person, a person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, the person specified.

                  "Average Closing Price" shall mean the average Fair Market Value of the Common Stock over the consecutive trading days within any six-month period commencing on or after the effectiveness of the Company's initial public offering of its shares of Common Stock.

                  "Board" shall mean the Board of Directors of the Company.



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

                  "Business Day" shall mean any day other than a Saturday or a Sunday or a day on which commercial banking institutions in the City of New York are authorized by law to be closed. Any reference herein to "days" (unless Business Days are specified) shall mean calendar days.

                  "Cause" shall have the meaning set forth in the Option agreement.

                  "Class A Option" shall mean an option to purchase a number of shares of Common Stock, as specified in an option agreement, identified as a "Class A Option," which shall be subject to the exercise and termination provisions set forth in Section 8(a) hereof and, if applicable, in such Option agreement.

                  "Class B Option" shall mean an option to purchase a number of shares of Common Stock, as specified in an option agreement, identified as a "Class B Option," which shall be subject to the exercise and termination provisions set forth in Section 8(b) hereof and, if applicable, in such Option agreement.

                  "Class C1 Option" shall mean an option to purchase a number of shares of Common Stock, as specified in an option agreement, identified as a "Class C1 Option," which shall be subject to the exercise and termination provisions set forth in Section 8(c) hereof and, if applicable, in such Option agreement.

                  "Class C2 Option" shall mean an option to purchase a number of shares of Common Stock, as specified in an option agreement, identified as a "Class C2 Option," which shall be subject to the exercise and termination provisions set forth in Section 8(d) hereof and, if applicable, in such Option agreement.

                  "Class C3 Option" shall mean an option to purchase a number of shares of Common Stock, as specified in an option agreement, identified as a "Class C3 Option," which shall be subject to the exercise and termination provisions set forth in Section 8(e) hereof and, if applicable, in such Option agreement.

                  "Closing Date" shall mean November 23, 1999 the closing date of the Agreement and Plan of Merger, dated as of May 24, 1999, as amended July 8, 1999, July 30, 1999 and August 10, 1999 between the Company, and UC ACQUISITION SUB, INC., a Delaware corporation and a direct wholly owned subsidiary of Kelso Investment Associates, VI L.P., a Delaware limited partnership, and KEP VI LLC, a Delaware limited liability company.



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

                  "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company, such term to include any stock into which such Common Stock shall, after the date hereof, have been changed or any stock resulting from any reclassification of such Common Stock.

                  "Company" shall have the meaning ascribed to such term in
Section 1 hereof.

                  "Committee" shall mean the committee appointed by the Board to administer and to perform the functions set forth herein. If no Committee is ap pointed by the Board, the Board shall be the Committee.

                  "Disability" shall have the meaning set forth in the Option agreement.

                  "Eligible Person" shall have the meaning ascribed to such term in Section 5 hereof.

                  "Exercise Notice" shall have the meaning ascribed to such term in Section 8(a) hereof.

                  "Exit Event" shall mean a sale, disposition or transfer (collectively, a "sale") of Common Stock after which KIA VI no longer owns, whether directly or indirectly, any shares of Common Stock.

                  "Exit Value" shall mean, with respect to each share of Common Stock, the value, on the date of an Exit Event, equal to: (i) the sum of (a) the aggre gate value of the consideration received by the holders of the Common Stock (including shares issued as a result of the exercise of Options upon such Exit Event) solely in consideration for the sale or transfer of such shares of Common Stock, plus (b) all dividends paid, if any, to stockholders after the date hereof but prior to or in connection with such sale or transfer, divided by
(ii) the total number of shares of Common Stock (including shares issued as a result of the exercise of Options upon such Exit Event) sold (or otherwise transferred) by such holders. The "aggregate value of the consideration" referred to in the preceding sentence shall be determined in good faith by the Board prior to the Exit Event. Subject to the foregoing criteria, any determination made in good faith by the Board as to the Exit Value of each share of Common Stock shall be binding on the Company and all Holders..

                  "Fair Market Value" of a share of Common Stock on any date shall be the fair market value of such Stock as determined by the Committee in its sole


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discretion; provided that (A) if the Common Stock is admitted to trading on a national securities exchange, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such exchange on such date or, if none, the next earlier date on which a sale was reported, (B) if the Common Stock is admitted to quotation on the NASDAQ Stock Market or other comparable quotation system, Fair Market Value on any date shall be the last sale price reported for the Common Stock on such system on such date or, if none, the next earlier date on which a sale was reported, or (C) if the Common Stock is admitted to quotation on a system other than the NASDAQ Stock Market or other comparable quotation system, Fair Market Value on any date shall be the average of the highest bid and lowest asked prices of the Common Stock on such system on such date.

                  "Good Reason" shall have the meaning set forth in the Option agreement.

                  "Holder" shall mean a Person to whom an Option is granted pursuant to the Plan.

                  "Investor Return" shall mean the aggregate amount in cash necessary to make the following equation true where (i) the sum is taken over x years, as x varies from the first year following the Closing Date through the year of the Exit Event and (ii) the sum takes into account cash which has been received by KIA VI (a) as dividends on the Common Stock and (b) in consideration for the sale or transfer of the Common Stock (which amount shall exclude any fees that Kelso may receive from the Company) held by KIA VI:

E cash distributed in year X to KIA VI following 1/1/2000    (greater than or equal to)     $109,650,000
  -------------------------------------------------------
                          1.20x


                  "Kelso" shall mean Kelso & Company L.P.

                  "KEP VI" shall mean KEP VI, LLC, a Delaware limited liability company.

                  "KIA VI" shall mean Kelso Investment Associates VI, L.P., a Delaware limited partnership.



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

                  "Named Consultant" shall have the meaning ascribed to such term in Section 8(a) hereof.

                  "Options" shall mean, collectively, Class A Options, Class B Options, Class C1 Options, Class C2 Options, Class C3 Options and Rolled Options.

                  "Option Price" shall mean the price per share for which shares of Common Stock may be purchased pursuant to an Option, as set forth in the applica ble Option agreement.

                  "Other Securities" shall mean any stock (other than Common Stock) and other securities of the Company or any other Person (corporate or otherwise) which the Holders of the Options at any time shall be entitled to receive, or shall have received, upon the exercise of the Options, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities.

                  "Permitted Transferee" of a Holder shall mean the Company and
(A) the spouses, family members, heirs, executors, administrators, testamentary trustees or legatees or beneficiaries of the Holder, (B) any trust, the beneficiaries of which, or a corporation or partnership, the stockholders or general and limited partners of which, include only the Holder or the spouse or family members of the Holder and (C) any other Person approved by the Committee; provided that each such transferor has obtained the prior written consent of the Company; provided further that the transfer to any such person is in compliance with all applicable federal, state and foreign securities laws.

                  "Person" shall mean a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Plan" shall have the meaning ascribed to such term in Section 1 hereof.

                  "Prior Plan" shall mean the Company's 1996 Stock Option and Performance Incentive Plan, as amended.

                  "Retirement" shall have the meaning set forth in the Option agree ment.



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

                  "Rolled Option" shall mean an Option to purchase shares of Common Stock previously granted under the Prior Plan that has been assumed by and made subject to terms of the Plan.

                  3. Options Available for Grant Pursuant to the Plan. The Options available for grant pursuant to the Plan shall in no case exceed, in the aggregate, the following quantities:

                  (a) in the case of Class A Options, options to purchase 1,643,854 shares of Common Stock;

                  (b) in the case of Class B Options, options to purchase 193,258 shares of Common Stock;

                  (c) in the case of C1 Options, options to purchase 807,877 shares of Common Stock;

                  (d) in the case of C2 Options, options to purchase 628,348 shares of Common Stock; and

                  (e) in the case of C3 Options, options to purchase 520,171 shares of Common Stock.

         Notwithstanding the foregoing, the Company may from time to time reallo cate the number of Options available for grant among the classes of Options (other than Rolled Options) available under this Plan.

                  4. Reservation of Shares. The Company has reserved (subject to adjustment as provided in Section 11 hereof), solely for issuance and delivery upon exercise of the Options pursuant to this Plan, 3,793,508 shares of Common Stock. All shares of Common Stock (or Other Securities) issuable upon exercise of any Options shall be duly authorized and, when issued upon such exercise, shall be validly issued and, in the case of shares, fully paid and nonassessable with no liability on the part of the Holders thereof.

                5. Eligibility. Options may be granted to executive officers, directors, consultants or key employees of the Company or any of its subsidiaries, from time to time, as determined by the Committee (each, an "Eligible Person"). In determining (i) who shall be an Eligible Person or (ii) grants under the Plan, the

Committee shall take into account such factors as it shall deem relevant in connec tion with accomplishing the purposes of the Plan.

                  6. No Right to Employment or Continued Service. Nothing in the Plan or in any Option shall confer any right on any Eligible Person to continue in the employ or service of the Company or any of its subsidiaries or shall interfere in any way with the right of the stockholders of the Company or any of its subsidiaries to terminate such Eligible Person's employment or service at any time.

                  7. Administration of the Plan. The Plan shall be administered by the Committee. The Committee shall have full power to construe and interpret the Plan, to establish rules for its administration and to grant Options to Eligible Persons, in each case in accordance with the provisions of the Plan. In addition, the Commit tee may delegate such of its duties under the Plan as may be deemed by the Commit tee to be clerical or ministerial to such delegates as the Committee deems appropri ate. All actions taken and decisions made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan.

                  8.       Exercisability of Options.

                  (a)      Class A Options.

                           (i) Subject to the acceleration and forfeiture provisions set forth in this Section 8(a) and the terms of an Option Agreement, Class A Options shall become exercisable with respect to an equal proportion of the Common Stock subject thereto on each anniversary of the date of grant of such Class A Option through and until the end of the third anniversary of the date of grant of such Class A Option.

                           (ii) Subject to Section 10 hereof, Class A Options shall become exercisable in full upon the occurrence of an Exit Event and the right to exercise such Option shall terminate at 12:00 p.m. on the date of the Exit Event. In the event that any Exit Event is contemplated, the Company will mail or deliver to each Holder of such Option at least ten days prior to the date of such Exit Event a notice (an "Exercise Notice") specifying that (x) an Exit Event is contemplated and that upon such Exit Event such Option will become exercisable pursuant to its terms, (y) the date of the contemplated Exit Event and the terms thereof, and (z) such Option shall expire at 12:00 p.m., New York City time, on the date of the Exit Event if not exercised prior thereto.


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

                           (iii) In the event that a Holder's employment or service with the Company or any of its subsidiaries is terminated for any reason other than by the Company or any of its subsidiaries for Cause, any portion of any Class A Option held by such Holder, other than any individual identified as a consultant in the schedule provided to the Board (a "Named Consultant"), that has become exercisable by virtue of Section 8(a)(i) will remain exercisable; provided, however, that any such Option shall expire on the 90th day after termination of employment or service of the Holder. Any unexercisable portion of any Class A Option held by a Holder shall expire immediately prior to a Holder's termination of service or employment.

                           (iv) Notwithstanding anything to the contrary herein, in the event that the employment or service of a Holder (other than a Named Consultant) with the Company or any of its affiliates is terminated by the Company or any of its subsidiaries for Cause each Class A Option held by such Holder shall expire immediately prior to such termination.

                           (v) In the event that a Named Consultant's consulting agreement is terminated for any reason other than by reason of the voluntary termination of such agreement by the Named Consultant, any portion of any Class A Option held by such Named Consultant that has become exercisable by virtue of Section 8(a)(i) will remain exercisable; provided, however, that any such Option shall expire on the 90th day after the termination of service of the Named Consultant. Any exercisable portion of any Class A Option held by a Named Consultant shall expire immediately prior to the voluntary termination of service by a Named Consultant under his or her consulting agreement. Any unexercisable portion of any Class A Option held by a Named Consultant shall expire immediately prior to the termination of a Named Consultant's service for any reason.

                           (vi) Notwithstanding anything to the contrary herein, the Committee may accelerate the exercisability or delay or postpone the expira tion of any outstanding Class A Option at such time and under such circum stances as the Committee, in its sole discretion, deems appropriate.

                  (b)      Class B Options.

                           (i) Class B Options shall be exercisable for that number of shares as calculated pursuant to Schedule I; provided, that, and as a condition to such exercise, (w) an Exit Event shall have occurred, (x) a minimum Exit Value per share in excess of $17.79 shall have been achieved, (y) KIA VI shall have achieved the Investor Return and (z) the Holder is a director, officer, consultant or employee of the Company or any of its Affiliates on the date of the Exit Event.

                           (ii) Subject to Section 10 hereof, Class B Options shall be exercisable upon the occurrence of an Exit Event and the right to exercise such Options shall terminate at 12:00 p.m. on the date of the Exit Event. In the event that any Exit Event is contemplated and that the conditions in clauses (y) and (z) of the previous paragraph will be satisfied, the Company will mail or deliver to each Holder of such Option at least ten days prior to the date of such Exit Event an Exercise Notice specifying that (i) an Exit Event is contemplated and that upon such Exit Event such Option will become exercisable pursuant to its terms, (ii) the date of the contemplated Exit Event and the terms thereof, and (iii) such Option shall expire at 12:00 p.m., New York City time, on the date of the Exit Event if not exercised prior thereto.

                           (iii) Notwithstanding anything to the contrary herein, the Committee may accelerate the exercisability or delay or postpone the expira tion of any outstanding Class B Option at such time and under such circum stances as the Committee, in its sole discretion, deems appropriate.

                  (c) Class C1 Options. If (1) the Average Closing Price exceeds $17.79, (2) the Fair Market Value exceeds $15.12 on the last trading day in the period during which the Average Closing Price was calculated, and (3) the Holder is a director, officer or employee of the Company or any of its subsidiaries on the date on which the conditions set forth in clauses (1) and (2) of this
Section 8(c) are satisfied, then all outstanding Class C1 Options shall become vested and exercisable; provided, however, that the Committee may disregard any closing sale price or closing sale prices of the Common Stock during a period
(a) commencing with the announcement or speculation of a pending merger, sale or other similar transaction affecting the Company and ending four months after the closing of the merger, sale or other transaction or end of such speculation or
(b) of such other duration as the Committee, in its sole discretion, deems appropriate; provided further that the

Committee may make such other adjustments with respect to the vesting of Class C1 Options as it, in its sole discretion, deems appropriate.

                  (d) Class C2 Options. If (1) the Average Closing Price exceeds $22.54, (2) the Fair Market Value exceeds $19.16 on the last trading day in the period during which the Average Closing Price was calculated, and (3) the Holder is a director, officer or employee of the Company or any of its subsidiaries on the date on which the conditions set forth in clauses (1) and (2) of this
Section 8(d) are satisfied, then all outstanding Class C2 Options shall become vested and exercisable; provided, however, that the Committee may disregard any closing sale price or closing sale prices of the Common Stock during a period
(a) commencing with the announcement or speculation of a pending merger, sale or other similar transaction affecting the Company and ending four months after the closing of the merger, sale or other transaction or end of such speculation or
(b) of such other duration as the Committee, in its sole discretion, deems appropriate; provided further that the Committee may make such other adjustments with respect to the vesting of Class C2 Options as it, in its sole discretion, deems appropriate.

                  (e) Class C3 Options. If (1) the Average Closing Price exceeds $27.88, (2) the Fair Market Value exceeds $23.70 on the last trading day in the period during which the Average Closing Price was calculated, and (3) the Holder is a director, officer or employee of the Company or any of its subsidiaries on the date on which the conditions set forth in clauses (1) and (2) of this
Section 8(e) are satisfied, then all outstanding Class C3 Options shall become vested and exercisable; provided, however, that the Committee may disregard any closing sale price or closing sale prices of the Common Stock during a period
(a) commencing with the announcement or speculation of a pending merger, sale or other similar transaction affecting the Company and ending four months after the closing of the merger, sale or other transaction or end of such speculation or
(b) of such other duration as the Committee, in its sole discretion, deems appropriate; provided further that the Committee may make such other adjustments with respect to the vesting of Class C3 Options as it, in its sole discretion, deems appropriate.

                  (f) Notwithstanding anything to the contrary herein, the Commit tee may accelerate the exercisability or delay or postpone the expiration of any outstanding Class C1 Options, Class C2 Options or Class C3 Options at such time and under such circumstances as the Committee, in its sole discretion, deems appropriate.

                  (g) In the event that the Holder's employment or service with the Company or any of its subsidiaries is terminated for any reason other than by the Company or any of its subsidiaries for Cause, any portion of a Class C1 Option, Class C2 Option or Class C3 Option held by such Holder that is vested and exercis able will remain exercisable; provided, however, that any such Class C1 Option, Class C2 Option or Class C3 Option shall expire on the 90th day after termination of employment or service of the Holder. Any unvested portion of a Class C1 Option, Class C2 Option or Class C3 Option shall expire immediately prior to a Holder's termination of service or employment.

                  (h) Notwithstanding anything to the contrary herein, in the event that the employment or service of a Holder with the Company or any of its affiliates is terminated by the Company or any of its subsidiaries for Cause, each Class C1 Option, Class C2 Option and Class C3 Option held by such Holder shall expire immediately prior to such termination.

                  (i) Rolled Options. Rolled Options are Options which have been, by Board action, assumed by and made subject to the terms of the Plan and the Option Agreement applicable to such Rolled Options. Unless otherwise determined by the Board and set forth in the applicable Option Agreement, Rolled Options shall be fully vested and exercisable from the date that such Option is assumed by and made subject to the terms of the Plan and the applicable Option award agreement.

                  9.       Manner of Exercise.

                  (a) Each Option shall further state the terms and conditions of the Option (including the conditions to exercisability thereof) and the Option Price. An Option may be exercised, subject to this Section 9, for any or all whole number of shares which have become purchasable under such Option. To the extent necessary upon the exercise of an Option, the Company shall round each fractional share issuable upon such exercise up to the next whole number.

                  (b) Subject to the terms and conditions set forth in this Plan (including the conditions to exercisability thereof), an Option may be exercised by the Holder during normal business hours on any Business Day, by surrender of the Option to the Company at its principal office, accompanied by a subscription, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying (x) the number of shares of Common Stock desig nated in such subscription (up to the amount of shares which such Holder is entitled to receive at such time upon exercise of the Option) by (y) the Option Price. A


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Holder may elect to pay all or a portion of the aggregate subscription price by tendering shares of Common Stock with a Fair Market Value equal to aggregate subscription price; provided, however, that such Holder must have owned such tendered shares of Common Stock continuously through such exercise date for a period of a least six months.

                  (c) Each exercise of an Option shall be deemed to have been effected immediately prior to the close of business on the Business Day on which an Option shall have been surrendered to the Company, and at such time the Person or Persons in whose name or names any certificate or certificates for shares of Common Stock (or Other Securities) shall be issuable upon such exercise shall be deemed to have become the Holder or Holders of record thereof.

                  (d) The Company at its expense shall deliver to the relevant Holder (or as such Holder may direct pursuant to the Option) a certificate or certifi cates representing shares of the Common Stock so purchased as soon as reasonably practicable, but in any event within five Business Days, after receipt of such notice. Each such certificate shall bear a legend to the effect that there are restrictions, described in Section 13 hereof, on the transfer of shares of Common Stock.

                  (e) In the event that such exercise is in part only, the Company shall deliver a new Option of the same class and tenor, calling in the aggregate on the face thereof for the number of shares of Common Stock equal to the number of such shares which such Holder would be entitled to receive at such time upon exercise of this Option, after giving effect to such recent exercise.

                  (f) Notwithstanding anything to the contrary in the Plan, in no event may any Option be exercised prior to the time at which the Option becomes exercisable (as set forth in the Option) or after the expiration of such Option, and each Option shall terminate upon the terms set forth in Sections 8 and 10 hereof.

                  (g) If, at any time, the Committee shall determine, in its sole discretion, that the listing, registration or qualification of the shares of Common Stock upon any securities exchange or under any applicable securities laws, or the consent or approval of any governmental or self-regulatory agency or body, is necessary or reasonably desirable as a condition of, or in connection with, the issue or purchase of the shares of Common Stock under any Option, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions unacceptable to the Committee.

                  10. Expiration of Options. Notwithstanding the provisions of
Section 8 above, the Options will expire no later than the end of the tenth anniversary of the Closing Date. Any outstanding unexercised Option, or portion thereof, shall be forfeited, whether or not exercisable, upon the expiration of such Option.

                  11. Adjustment of Number of Shares of Common Stock Issuable Upon Exercise. The number and kind of shares of Common Stock purchasable upon the exercise of Options, and the numbers set forth in Sections 3 and 8, and the numbers and dollar amounts set forth in Schedule I, shall be subject to adjustment from time to time as follows:

                  (a) Stock Dividends; Stock Splits; Reverse Stock Splits. In case the Company shall (i) pay a dividend or make any other distribution with respect to its Common Stock in shares of its capital stock, (ii) subdivide its outstanding Common Stock, or (iii) combine its outstanding Common Stock into a smaller number of shares, the number of shares of Common Stock issuable upon exercise of the Options immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of the Options shall thereafter be entitled to receive the kind and number of shares of Common Stock or Other Securities of the Company that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Options been exercised immediately prior to the happen ing of such event or any record date with respect thereto. An adjustment made pursuant to this Section 11 shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

                  (b) No Adjustment for Dividends; No Adjustment of Option Price. Except as otherwise provided in this Section 11, no adjustment in respect of any ordinary (or except as the Board may expressly determine otherwise to be equitable, extraordinary) dividends declared and paid on Common Stock, or on any other capital stock of the Company, shall be made during the term of an Option or upon the exercise of an Option. Notwithstanding anything to the contrary contained in this Plan, in the event of any adjustments to Options pursuant to this Section 11, adjustments shall be made solely to the number and kind of securities purchasable upon the exercise of Options and no adjustments shall be made to the Option Price.

                  (c) Other Adjustments. In the event that at any time, as a result of an adjustment made pursuant to this Section 11, the registered Holders shall become entitled to receive any securities of the Company other than shares of Common Stock, thereafter the number of such Other Securities so receivable upon exercise of the Options shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the shares of Common Stock contained in this Section 11.

                  (d) Notice of Adjustment. Whenever the number of shares of Common Stock purchasable upon the exercise of an Option is adjusted, as herein provided, the Company shall give notice to each Holder of such adjustment or adjustments.

                  12. Purchase Rights Upon Merger, Consolidation, etc. In the event of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale, transfer or lease to another entity of all or substantially all the assets of the Company, the Company may, without the consent of the Holder, unless stated otherwise in the Holder's Option agreement, cancel any outstanding Option (whether vested or unvested) held by the Holder and make a cash payment to the Holder in consideration for such cancellation of such amount the Committee, in its sole discretion, deems appropriate. To the extent that the Company does not cancel Options as described in this Section 12, the Acquiring Person shall execute an agreement under which the Acquiring Person shall assume each Option and each such assumed Option shall continue to vest and become exercisable in accordance with its terms (adjusted, in the discretion of the Board, to reflect the effect of such transaction) and shall thereafter become exercisable, subject to the conditions and other terms of such Options, for the number and/or kind of capital stock, securities and/or other property into which the Common Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, securities and/or other property thereaf ter issuable or deliverable upon exercise of the Option. The Company shall mail by first class mail, postage prepaid, to each Holder, notice of the execution of any such agreement (including a copy thereof). Such agreement shall provide for adjustments, which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 12. The provisions of this Section 12 shall similarly apply to successive consolidations, mergers, sales, transfers or leases. The Acquiring Person shall mail to Holders a notice describing any supplemental Option Agreement. In the event that this Section 12 shall be applicable, the provisions of Section 11(a) shall not be applicable.

                    13. Restrictions on Transfer of Certain Options and Common Stock Acquired upon Exercise. Each Holder, by acceptance of an Option, shall acknowledge and agree that (i) such Option may not be sold, assigned, transferred, exchanged, mortgaged, pledged or granted a security interest in, or otherwise disposed of or encumbered by or to any party other than by or to a Permitted Trans feree and (ii) any shares of Common Stock acquired upon the exercise of Options may not, prior to the occurrence of an Exit Event, be sold, assigned, transferred, exchanged, mortgaged, pledged or granted a security interest in, or otherwise disposed of or encumbered by or to any party other than by or to a Permitted Trans feree. The provisions of this Section 13 shall not apply to any shares of Common Stock acquired upon the exercise of Rolled Options.

                  14.      Registration and Transfer of Options, etc.

                  (a) Option Register; Ownership of Options. The Company will keep at its principal office a register in which the Company will provide for the registration of Options and the registration of transfers of Options. The Company may treat the Person in whose name any Option is registered on such register as the owner thereof for all other purposes, and the Company shall not be affected by any notice to the contrary, except that, if and when any Option is accompanied by an instrument of assignment in a form acceptable to the Company, the Company may (but shall not be obligated to) treat the bearer thereof as the owner of such Option for all purposes. Subject to Section 13 hereof, an Option, if properly assigned, may be exercised by a new Holder without a new Option first having been issued.

                  (b) Transfer and Exchange of Options. Upon surrender of any Option for registration of transfer or for exchange to the Company at its principal office, the Company at its expense will (subject to compliance with Section 13 hereof, if applicable) execute and deliver in exchange therefor a new Option or Options of the same class and tenor, in the name of such Holder or as such Holder (upon payment by such holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Option or Options so surrendered.

                  (c) Replacement of Options. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of any Option and, in the case of any such loss, theft or destruction of any Option, upon delivery of an indemnity bond in such reasonable amount as the Company may determine (or, at the sole option of the Company, of an indemnity agreement reasonably satisfactory to the Company), or, in the case of any such mutilation, upon the surrender of such Option for cancellation to the Company at its principal office, the Company at its expense will execute and deliver, in lieu thereof, a new Option of the same class and tenor.

                  15. Rights as Option Holders of Shares. Neither the Holder of an Option nor any Permitted Transferees shall have any rights as a stockholder of the Company (including, without limitation, any right to vote or to receive dividends or to consent or to receive notice as a stockholder in respect of any meeting of stock holders for the election of directors of the Company or any other matter, or any right whatsoever as a stockholder of the Company (except for those notices and other matters expressly set forth under the Plan or in the Option)). An Option does not impose any obligation on a Holder or any of its Permitted Transferees to purchase any securities or impose any liabilities on a Holder as a stockholder of the Company, whether such obligation or liabilities are asserted by the Company or by creditors of the Company.

                  16. Withholding. The Company shall have the right to require a Holder or other person entitled to receive shares of Common Stock upon the exercise of Options under the Plan to pay to the Company, as a condition to receiving such shares, the minimum amount which the Company is or will be required to withhold with respect to the issuance of such shares in order for the Company to pay taxes or to claim an income tax deduction with respect to the issuance of such shares. In lieu of such payment, the Company may retain, at the discretion of the Board, a sufficient number of such shares (valued at the Fair Market Value thereof) to cover the mini mum statutorily required tax withholding. A Holder, however, may elect to pay to the Company all or a portion of the total amount the Company is required to with hold by tendering shares of Common Stock with a Fair Market Value equal to the minimum statutory amount the Company is required to withhold; provided, however, that such Holder must have owned such tendered shares of Common Stock continu ously through the date of issuance (or lapse) for a period of a least six months.

                  17. Liability. The Company, and not the Board, the Committee or any member of the Board or Committee, shall be liable for any and all claims made against the Company, the Board or the Committee in connection with the Plan or any Option.

                  18. Legal Requirements. (a) The Company shall be responsible and shall pay for any transfer, revenue or documentary stamps with respect to shares of Common Stock issued upon the exercise of Options granted under the Plan (other than any transfer tax applicable to a transfer to a Permitted Transferee which shall be payable by a Holder).

                  (b) The Company shall not be required to issue a certificate or certificates for shares upon the exercise of any Option if such issuance would result in a violation of any federal or state securities or other laws. The Company agrees to use its reasonable efforts to clear the legal impediment as soon as possible.

                  19. Amendment and Termination of the Plan. The Board may at any time and from time to time alter, amend, suspend, or terminate the Plan and the Options in whole or in part.

                  20. Nonqualified Stock Options. Options granted under the Plan shall be treated as nonqualified stock options under the Internal Revenue Code of 1986, as amended.

                  21. Effective Date. The provisions of this Amended and Restated 2000 Executive Stock Option Plan shall take effect upon its adoption by the Board. As of the date of such adoption, any outstanding Class B Options that were previ ously granted to employees of the Company or any of its subsidiaries shall automati cally be converted into such number of Class C1 Options, Class C2 Options and Class C3 Options as shall be determined by the Committee and reflected in each affected employee's Option Agreement.

                  22. Interpretations. Except as otherwise expressly provided in the Plan, the following rules of interpretation apply to the Plan and each
Option: (i) the singular includes the plural and the plural includes the singular; (ii) "include" and "including" are not limiting and "or" is not exclusive; (iii) a reference to any agree ment or other contract includes permitted supplements and amendments; (iv) a reference to a law includes any amendment or modification to such law and any rules or regulations issued thereunder; and (v) a reference to any person, corporation or other entity includes its permitted successors and assigns.

                  23. GOVERNING LAW. THE PLAN AND ANY AND ALL OPTIONS AND OPTION AWARD AGREEMENTS SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAW OF THE STATE OF DELA WARE, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

                                             Schedule I

                               Exit Value Triggers for Class B Options


       Cumulative Number of               % of Class B Options
      Class B Options which                   which become
        become Exercisable                     Exercisable                 Exit Value per Share
        ------------------                     -----------                 ---------------------
              64,419                             33.33%                             $17.79
             128,839                             66.66%                             $23.72
             193,258                              100%                              $29.66

         No Class B Option shall become exercisable unless an Exit Value per share in excess of $17.79 is achieved. All Class B Options shall become exercisable if an Exit Value per share of $29.66 (or such greater value) is achieved. Where an Exit Value per share is greater than $17.79 but less than $29.66, a ratable number of Class B Options shall become exercisable (i.e., a linear increase of approximately 5.7% per dollar in excess of the minimum Exit Value per share of $17.79).